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                                                                   EXHIBIT 10.30

                                 December 16, 1999


Mr. Joseph McCarthy
Vice President and General Counsel
Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48034

Dear Joe:

     This letter sets forth the terms and conditions under which Donnelly will purchase all the outstanding stock of Eurotrim. Capitalized terms in this letter have the meanings set forth in the Redemption and Purchase Agreement (the "Agreement") and the Eurotrim Agreement.

1. Donnelly will purchase the Volvo console business by purchasing all of the outstanding Eurotrim stock from Lear Donnelly, recognizing that Eurotrim and Donnelly will be responsible for all obligations of Eurotrim under the Agreement, including the cost to close down the City West Facility. Donnelly will pay a net purchase price for all of the outstanding stock of Eurotrim of $2,375,000. The payment will be made by wired funds at closing.

2. The purchase price paid for the Eurotrim stock is inclusive of all items paid by each party, except as specifically provided herein. Accordingly, there will be no other payments or repayments of prepaid employee costs, shutdown costs, inventory build-up or other costs incurred by either party.

3. Lear Donnelly will assume all indebtedness for borrowed money of Eurotrim at or prior to closing and Lear and Lear Donnelly hereby agree to indemnify and hold harmless Donnelly and Eurotrim from any loss, cost or liability arising from such indebtedness.

4. At the Closing, Lear Donnelly will deliver to Donnelly or a subsidiary of Donnelly

     a. a duly executed stock power transferring all outstanding Eurotrim stock;

     b.   resignations of the directors and officers of Eurotrim; and

     c. a statement of representations and warranties in the form attached as Exhibit A.

5.   The closing will occur on or before December 17, 1999.
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6.   Lear and Lear Donnelly will cooperate with Donnelly and Eurotrim to provide all information required to complete and file all tax returns and other reports for Eurotrim with respect to the operation of Eurotrim between November 1, 1997, and the date of closing.

7. The Company's agreement to indemnify Donnelly for liabilities Donnelly may incur as surety under the Naas Road Lease, as set forth in the Side Letter Concerning Eurotrim Lease Indemnity, dated November 1, 1997, is canceled and of no further force and effect.

8. Donnelly's obligation under the Donnelly Amended Non-Competition and Non-Solicitation Agreement will be modified to permit Donnelly to manufacture and sell overhead console (as defined in the Eurotrim Agreement) and any modification or replacement thereof (the "Consoles") to Volvo or any Volvo supplier.

9. Lear and its affiliates will agree not to seek or accept from Volvo or JCI Becker any order for the Consoles and will not encourage Volvo to award such business to any other party or interfere in any way with Donnelly's agreement to manufacture the Consoles.

10. The Agreement is amended by deleting Subsection 1.3(b) and Section 9.15 and by amending Section 9.16 to provide that Lear shall retain the entire $6,250,000 withheld from payment to Donnelly.

11. Schedule 4.9(b) of the Agreement is hereby amended to provide that Donnelly's Sales Price to Lear Donnelly as a percentage of Customer Price is 58.9% for the LH Platform Door Lamp.

12. This Letter Agreement and the document to be delivered in the form of Exhibit A are deemed to be an amendment to the Agreement and subject to its terms and conditions.

     If the terms of this letter are acceptable, please sign a copy in the space provided below and return it to me.
                                        Very truly yours,

                                        DONNELLY CORPORATION


                                        By /s/ Scott Reed, Sr.
                                           ------------------------------------
                                           Scott Reed, Sr.  Vice President and
                                           Chief Financial Officer

ACCEPTED:

LEAR CORPORATION

By /s/ Joseph McCarthy
   -----------------------------------
   Joseph McCarthy
   Vice President and General Counsel

Dated:   December 16, 1999
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                                   EXHIBIT A

                REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

1. REPRESENTATIONS AND WARRANTIES. Except as set forth in the Lear Disclosure Schedule amended as attached hereto, Lear and the Company represent and warrant to Donnelly that the following representation and warranties are true and correct on the date hereof.

     a. Title. The Company has, and upon consummation of the closing under this letter agreement Donnelly or its assignee will acquire, good, valid and marketable right, title and interest to all of the issued and outstanding stock of Eurotrim.

     b. Transfers by Eurotrim. Since September 15, 1999, Eurotrim has made no payment to or made any commitment to make any payment to Lear, the Company or any of their affiliates and has made no payments with respect to indebtedness for borrowed money.

     c.   Debt.  Eurotrim has no indebtedness for borrowed money.

     d. Eurotrim Lease. The Company and Lear have conducted discussions with the landlord of Eurotrim's plant regarding termination of the lease or anticipated severance payments and have informed Donnelly of the substance of those discussions.

     e. Disclosure. To the knowledge of Lear and the Company, Eurotrim has been operated only in the ordinary course of business since September 15, 1999, and there is no material fact that has not been disclosed to Donnelly that has or could have a material adverse effect on Eurotrim.

     f.   Eurotrim Facility.  With regard to Eurotrim's facility:

          (1) Status of Equipment. To the knowledge of Lear and the Company, the equipment, machinery and other assets of Eurotrim are in good operating condition and repair (normal wear and tear excepted).

          (2)  Environmental Matters.

               A. To Lear's and the Company's knowledge, the Eurotrim holds all Environmental Permits necessary to conduct its business as presently conducted. Eurotrim has received no notice from any governmental authority with respect to the revocation or amendment of any Environmental Permit;

               B. To Lear's and the Company's knowledge, there is no civil, criminal or administrative action, suit, summons, citation, complaint, claim,
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                    notice of violation, demand, judgment, order, lien,
                    proceeding or hearing or any study, inquiry, proceeding or investigation relating to the Business, threatened against Eurotrim based on, stemming form or related to any Environmental Permit or any environmental Law or any Hazardous Substance.

               C. To Lear's and the Company's knowledge, Eurotrim's facility is free of any Hazardous Substances (except those authorized pursuant to and in accordance with Environmental Permits held by Eurotrim) and free of all contamination, including but not limited to groundwater contamination, arising from, relating to, or resulting from any such Hazardous Substances.

               D. To Lear's and the Company's knowledge, Eurotrim has not received any written notice or other communication that Eurotrim is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous substances, or other location used for the treatment, storage or disposal of any Hazardous Substances manufactured, generated or used at, or in connection with, or disposed of or transported from, the Eurotrim business.

2. INDEMNIFICATION. The indemnity obligations under Section 8(b)(l) of the Agreement shall be applicable to the representations and warranties contained herein.

                                        LEAR CORPORATION


Dec. ___, 1999.
                                            By
                                              --------------------------------

                                        Its
                                           -----------------------------


                                        LEAR DONNELLY OVERHEAD SYSTEMS LLC


Dec. ___, 1999.
                                            By
                                              --------------------------------

                                        Its
                                           -----------------------------